UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Jefferies Credit Partners BDC Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01684	92-1852483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue 12th Floor
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 284-3474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As of June 30, 2026, Jefferies Credit Partners BDC Inc., a Maryland corporation (the “Company”), sold unregistered shares of its Class I common stock, par value $0.001 per share (the “Class I Shares”), based on the Company’s net asset value (“NAV”) per Class I Share as of June 29, 2026, to a certain third-party investor, with the final number of Class I Shares being determined on July 22, 2026. As of July 1, 2026, the Company also sold Class I Shares and Class S common stock, par value $0.001 per share (the “Class S Shares”) based on the Company’s NAV per Class I Share and Class S Share as of June 30, 2026, to certain third-party investors, with the final number of Shares being determined on July 27, 2026. The offers and sales of the Class I Shares and Class S Shares were exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder. The following table details the amount of Shares sold and consideration therefor:

	Date of Unregistered Sale	Amount of Shares	NAV per Share	Consideration
Class I Common Shares	As of June 30, 2026 (number of Shares finalized on July 22, 2026)	1,748,155.172	$14.30079	$25,000,000
Class I Common Shares	As of July 1, 2026 (number of Shares finalized on July 27, 2026)	795,139.504	$14.30348	$11,373,262
Class S Common Shares	As of July 1, 2026 (number of Shares finalized on July 27, 2026)	24,468.851	$14.30390	$350,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES CREDIT PARTNERS BDC INC.

Date:	July 28, 2026	By:	/s/ Ryan Schindele
		Name: Title:	Ryan Schindele Chief Financial Officer